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                                                                    Exhibit 23.4

     We hereby consent to the filing of our form of tax opinion as Exhibit 8.1 to the Registration Statement on Form S-4 of NIPSCO Industries, Inc. and to the references to our firm included in the proxy statement/prospectus contained in such Registration Statement. This consent is not to be construed as admitting that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                   /s/ Baker & Daniels